Exhibit 99.2

Event Name: The Johnson Rice 2015 Energy Conference

Company Name: Tidewater

Date: September 30, 2015

<< Joe Bennett, Executive VP and Chief Investor Relations Officer, Tidewater>> Thanks to everyone for coming today. This is I don’t know how many years in a row that I’ve presented here, but it’s always a pleasure to come home and to see so many familiar faces especially from the Johnson Rice folks that have supported us for many years and continue to do so. We appreciate that!

As the last presenter did and as you’re used to, our attorneys still have a play in all these presentations so we’ll go past that. Our presentation is probably largely like many being done here probably yesterday and today. How do you survive? What are you doing in this marketplace? It’s very challenging. I don’t think you’ll hear anything different from anybody these days. I think everyone has come to that conclusion. That this is, has been and will be a challenging market for a period of time. The period of time is the question mark, but I don’t think it’s going to be quick, unfortunately.

So, what do we think about? What are our strategies? And most of these are not new and earth shattering, but as we normally talk about providing safe, efficient and compliant operations. At any point in time, as an operator you are trying to distinguish yourselves from the rest of the pack. These are certain things and I will cover these much more in detail in a second, but providing our safe operations, you’ll see our snake slide again as you would normally do, talking about safety and compliance. It’s very important these days. As did the prior presenter, having a new fleet is important these days and it doesn’t mean that the demand, first off, the demand for old vessels is all but gone. So, we don’t have to talk about “old vessels.” We don’t have hardly any. You’ll see a slide where we have four remaining if you want to call it old traditional OSV’s. They’ll probably be gone in the next year. Everything else is new, new meaning in the last 15 years, primarily in the last five to seven years. And, we operate in all water depths. So, our approach over the years in the 60 years that we’ve been in existence is to be as diverse as we can. With the classes of assets that we provide and in the geographies that we spread ourselves over, we want to be as diverse as possible. I think the worst thing today can be to only be subject to one geography, just be a North Sea operator, just be a Gulf of Mexico operator. If those are good markets, it’s wonderful, but when it’s a bad market, it’s not the time to say well now I’m going to go start an operation somewhere else where its challenging all over the world, to be perfectly honest. The geographic diversity, staying close to customers, you know, this is kind of a “duh” statement, but it is overly important during challenging times to understand what your clients are looking for. What are their plans, so you can accommodate them as best you can. Everyone, I am sure, is talking about this -- prompt, proactive, cost cutting initiatives. Control what we can control. There’s so much in our industry today that we cannot control: the price of oil, E&P spending, you know, etc. It can’t be controlled, but what we can control is making prompts decisions on stacking of assets that are not being utilized as fully as what we would like, removing crews, deferring dry dockings and other maintenance, cutting costs. We are, today, 1000 people down from where we were year ago. We were a 9,000 employee company. Today, we’re about 8,000 and that number will probably continue to decrease. Most of those head count reductions have come from crew or offshore personnel, but onshore has been impacted and will continue to be impacted. This is something that is a continual process.

A big story for us has been for the last 15 years is how much we’ve been spending. You don’t get to a brand new fleet without spending a lot of money. Our CAPX has been significant over the past 15 years again, specifically over the last five or so years. We are at the tail end of that. And you’ll see a slide and I’ll go into more detail because it’s really important to understand exactly where we are in that regards. And with all of that, we still have a balance sheet that most people in the OSV space would love to have: low leverage or at least reasonable leverage with sufficient liquidity to continue to deal with the uncertainty. I think the first thing that we have to do is make sure we can deal with the uncertainties. We will survive and so forth, but to also seize opportunities as they come up. There will be casualties. I’m not telling anybody anything new. There’s going to be casualties in this downturn. There already have been a few and we think it’s going to get worse as time goes on for a bit, and there will be opportunities for companies that are strong, like ours, to take advantage of that. We do have an experienced management team that’s going to lead the way through this market.

So our safety slide, I’ll cover rather quickly because you’re probably familiar with it, but safety is important. That’s safe work obligation, a stop work obligation requires every one of our 8,000 employees to stop a job when they see it be unsafe or they expect it to be unsafe. That’s every single person in our organization. It’s not an authority; it’s an obligation on their part to stop it. The management team’s bonus plan, annual bonus plan, 25% of that is based on our safety results, which you see in the graph below and it’s probably too small to see but our total recordable incident rate has been descending. We are the gold bar. It bounces around a bit. So far this year, knock on wood, our TRIR, and I remember from the previous presenter slide how proud they were that this year I think they were expecting to end at about the ..35 range, something like that for their TRIR. We’re at a 0.10, with no lost time accidents thus far. Again, something that can differentiate yourself when bidding on work.

What’s the problem? I won’t spend much time because I think everyone knows what the problem is. This is the number of working rigs since 2004. You see the prior peak or two peaks ago now in about 2007, right before the financial crisis hit, when jack-ups were up to almost 400 jack-ups working and a floater market was another 175 or so range. What you saw during the financial crisis is the jack-up market was the market that got hit the hardest. That went down to about 300 rigs working, but the floater market never stopped. It just kept going. They kept delivering more, they went to work, the day rates on those took a little bit of a blip as it did with the vessels that operate with the floater market.

For a very short blip, it went back to historic high day rates and off it went. But, what we see in the last year is what we all know that the rig count, the working offshore rig count has gone down from what was a peak of about 720 in total working rigs, offshore rigs to what it is today, which is in about the 590 range. Where it goes from here, we don’t know. It was interesting seeing the prior presenter and their thoughts on how many rigs would be retired in both these categories and how many are still left to be delivered is a real question mark. As to what that will be and that will help to dictate what the OSV space will look like. There’s still 200 rigs plus under construction and I think there’s lots of questions, as there is on the boat side, of how many of those truly will be delivered. So this is a bit of a comparison and again, I won’t spend much time with it other than the bottom line of the OSV to rig ratio, which is something we all keep an eye on. When that number is four or less, then the boat business is in pretty good shape. Things are tight because that’s about how many boats it takes per rig out there, well we’re nowhere near that right now. It’s a very challenged market. This would suggest through ODS-Petrodata that the global OSV population is 3,300. I don’t feel like it’s anywhere near that. They have a very difficult time of taking vessels out of that count. There are 600 to 700 vessels buried in that 3,300 vessels that are 25 to 30 years and older, that I can assure you in today’s market don’t work. So, I think you remove that and then you play around with the ratio thereafter. Also, how many of these some 400 boats that are under construction will be delivered? A big, big part of those are being built in China. A big part of that number are being built speculatively, not by the Tidewater’s of the world, but even by the shipyards themselves. I think there’s a real question these days as to how many of those truly will be finished and delivered. I don’t know how to quantify that but it’s going to be a number less than this 400.

This is what our fleet looks like by the years delivered and just kind of depicts easily to see how young our fleet is and this is our active vessels. So, this is removing, we had 38 vessels stacked at the end of June, our 222 “new” vessels with about a 7 1⁄2 year average age and only 12 traditional vessels, four of which are OSVs, the other eight are crew boats and tugs that we don’t talk about too much. But again, most of those are heading out the door.

This is the OSV vessel count by competitor. Just to kind of put it in perspective, we are still the largest. We don’t put competitor names on there, but you can probably figure them out and I think what this slide shows more than anything is just how fragmented our business is. You see the next five closest competitors by sheer numbers of OSVs and we give the statistic we could combine all of ourselves with the next five and we would maybe have a 25% global market share. The most important part of this slide, which we’ve used for a long time, is the last column. There’s lots of five boat operators, on average, circling the world, so consolidation, I’m afraid to say, isn’t the answer in our business. I think, as I said before, there will be casualties, and there will be some consolidation that will help strengthen the companies that are in that position to opportunistically pick those up.

So where are we around the world? We report in four segments. These numbers, we’re still a major operator in Sub-Saharan Africa and Europe, primarily Sub-Saharan Africa in those numbers, so about 45% of our total fleet count is there. I think the revenue kind of matches up with the same percentages. That’s a number that’s lower than what it used to be. The number used to be about 55%, but due to just moving vessels around. I mean one of the real opportunities and strengths of Tidewater is our international infrastructure. We don’t have to rely on just one geographic market. If a boat doesn’t have a job in this market, we can look around and find a job elsewhere before making the decision to stack it in this market. So, we’ve done that. So you see Sub-Saharan Africa and Europe, the Americas with about 28% of our vessel count is not very large in the Gulf of Mexico. I will make sure that people understand that we have 10 to 12 boats operating in the Gulf of Mexico. The rest is primarily in Mexico and Brazil, a little bit in Trinidad and around that region. The next largest region is MENA, or Middle East and North Africa. That has been a growing number and a growing percentage. I would say that all the geographies of the world, when people say which one is really good and which ones aren’t very good, frankly none of them are very good these days, to be perfectly honest. The Middle East is probably the most stable from our boat count and our activity level. And then Asia-Pac kind of pulls up the rear and that number has actually been shrinking primarily because of project work that gets turned on and off in Australia. There’s not much happening there these days and just Southeast Asia has been somewhat of a shrinking market. So again, these are our active vessels in our fleet and again, we have 38 vessels stacked at quarter end.

I’m going to provide this, and this presentation is on our website so look at it. People are looking at us knowing that we’re trading at about 30% of book value and asking that question. We have taken some small impairments on stacked vessels, but not on our active fleet and one would question well what is your net book value of your assets? This slide provides that info. We’re not going to go through this time, but if you want to look at it you can. I will summarize it by saying when we look at our active fleet, our deep water vessels, which total about 82 active vessels, have an average net book value of $23.5 million. Do we feel comfortable with that number? We do. In today’s market, it’s still a comfortable number. I can’t ever swear that will never have an impairment related to those vessels, but at least thus far the impairments have come from stacking equipment. Therefore we have a different process when reviewing their evaluation, getting third party appraisals on it. Our towing supply vessels, which are our jack-up support vessels, average net book value about 11 and half million dollars. Again, not a number that bothers us very much. Those seem to be a reasonable average net book values and being depreciated every day even further.

The customer mix is good. It’s a nice blend of super majors, of the IOC’s, the NOC’s, and a mix of others. This pie chart doesn’t change much over the years. We remind people that about 60% of our revenue, and this has been pretty consistent too, is related to rig activity, directly to rig activity, but 40% non-rig activity, construction work, production work, things like that and that’s important to understand as you see that rig count that I showed you earlier.

So let’s talk about our CAPX and our remaining backlog. It’s now down to 11 vessels, and just a couple of data points. In the June quarter, we were able to either cancel or convert to options five vessels at two different shipyards. We did that because both the shipyards were in default from the standpoint of not delivering on time. So, we were able to negotiate out of those, get all of our progress payments back, or at least for the option boats when those options are not exercised we’ll get our money back on that. So, that was in the June quarter. We just announced about two or so weeks ago we just did five more boats at one of the same shipyards. They were all converted from commitments to options over the next year, so we have the ability at various delivery times, expected delivery times, to say “yay” or nay” to taking the vessels. Along with that, that same shipyard is still constructing four additional vessels for us and we’ve got pretty significant discounts on the original construction costs of those respective four vessels. If we don’t exercise the options on those five, we will remove about $76,000,000 of future CAPX in remaining progress payments, and we will get back $29,000,000 of our progress payments. The shipyard is in good shape. They have good guarantees that support it. So, we’ll see how that goes over the next year or so, but those are big numbers.

So, what does that leave us with? These 11 boats that we truly have commitments on, the total remaining CAPX on those is about $145 million, which in round numbers $100million is due in the remainder of this fiscal year, so in the September, December, and March quarter, and we finish this program next June with about $40 million or so in remaining CAPX.

And this depicts it… What has our CAPX been over time on a fiscal year basis? What have we incurred so far the first quarter, the June quarter, of this year. We had about $90 to $95 million of CAPX and, as I just said, we have about $100 million left the remainder of this fiscal year and then about $40 to $42 million next year. Again, these numbers are, I’ll call them gross numbers, and that the $29 million that we would get back in progress payments if we don’t exercise the options on those five boats would net this number to a lower number. And then after that, so people ask, what is your maintenance CAPX look like after this or during this? And the answer is, our maintenance CAPX is basically zero. We expense all of our dry docking costs and all of our major repairs, so our maintenance CAPX would only be under a scenario where we have to modify a vessel for a customer, or if we decide to upgrade a vessel from say DP1 to DP2. I’ll say $20 million a year would be a big number, especially these days for maintenance” CAPX. We get down to spending very, very little money.

So a quick glimpse of the balance sheet at the end of June – so, $100 million of cash. You see our debt to cap is in that 37% to 39% range. We don’t see that changing much, going either up or down again. Again, on the assumption that no opportunities are taken advantage of where we would incur more debt. We have a totally undrawn revolver – $600 million. So when we talk about ready liquidity, we have the $100 million of cash on our balance sheet and $600 million totally undrawn in our revolver.

Our debt maturities you see here, nothing significant until fiscal year 2020. So, debt pay downs and most of this debt is, in fact, most of it you see maturing in 2020 is our term loan, our $300 million term loan. The rest is primarily our private placements debt, which just have traunches along the way. The average coupon on those debts is 4% to 4 1⁄4%. There’s no reason, no desire on our part, to pay them down early.

Covenants – a big topic these days. Here are two covenants. Our debt to total cap ratio not greater than 55%. You just saw the numbers at 38ish type percent. We have a lot of cushion in that and don’t expect anything to happen in that covenant. The other one, the EBITDA to interest coverage ratio of not less than 3 times, that’s a trailing 12 month calculation. At the end of June that calculation was 6 1⁄2 times, so we have cushion there, but certainly anybody can run a model and today’s and future expected day rates, utilization, margins, suggests can we trigger this covenant? It’s a possibility sometime in the future, not saying that we will. We have a good group of banks. We certainly have tremendous liquidity so we think this is something that is very, very manageable, if we get to that point.

We have been a consistent dividend payer. While this only goes back 15 years, we’ve paid a dividend every single quarter since 1993, and it’s a big topic these days. Can you guarantee a dividend? We can never guarantee a dividend, but I think you see the priority given to, but things are different these days and times and certainly there are more discussions about dividends than ever before, but you also see that we’ve been consistent. We haven’t moved up or down in the absolute numbers being paid. We sit here today with our stock place where it is and we have about a seven and a half percent yield. It was never our intent to have that type of yield, but isn’t it nice to get that while we wait. But, we’ve used share repurchases as really the more volatile piece to give back to our shareholders. And it’s interesting to look at these numbers over this 15 year period. $660 million of dividends have been paid and $760million of stock repurchases have been made over this 15 year period. So we will continue to assess these opportunities. We still have $100million authorized under our share repurchase program from our board that will run out next June. So, we have that opportunity still.

And we remind everyone in just closing that we still have a Subsea group. I don’t have a whole lot to report on it. We are operating eight ROVs. We look to expand that group and we talk about taking advantage of opportunities it could be in the pure vessel, it could be in the ROV, engineering, multipurpose vessel space given the good numbers on those. We still believe in the subsea space long-term and would expect to continue to expand this over time.

So we’ll finish with strategy and you’ll see the same things. We have to continue to operate safely in a compliant way, stay close to those customers. We need to continue to cut our costs. When Quinn Fanning, our CFO, provided an operating margin guidance of 36% to 40% for the full fiscal year, the way we do that, since it is difficult to project what vessels may be stacked in the future, we need to react quickly to stacking vessels, removing costs, trimming G & A, etc., and we will continue to do some. We’ve maintained a solid balance sheet. I don’t see that debt to cap going up. If it does, it will be an interesting opportunity if that were to come along. And we will continue to return capital to shareholders through dividends and opportunistic share repurchases. Again, with never any promises in that regards, but we feel good about where we are with that. With that, I’ll end it and take questions if you like.

Q&A Session

<< Q>> (inaudible 23:51)

<< Joe Bennett, Executive VP and Chief Investor Relations Officer, Tidewater>> No. No, other than the two covenants that you saw and however that would impact those two covenants.

<< Q>> (inaudible 24:04)

<< Joe Bennett, Executive VP and Chief Investor Relations Officer, Tidewater>> Yes. Yes, and all of our debt is unsecured so we sit in pretty good position. No, having said that, we certainly have seen other folks who pay dividends, get into trouble with their debt covenants, and that’s part of the negotiations with banks to say well, stop your dividends. We’re not suggesting that for us, but we’ve certainly seen that for others so, but there’s nothing in the agreements themselves that dictates that.

<< Q>> (inaudible 24:31)

<< Joe Bennett, Executive VP and Chief Investor Relations Officer, Tidewater>> Fiscal 2020.

Yes. That whole facility of term loan and revolver expires during March of 2020. We just, as a matter of fact, in the June quarter, that whole agreement was extended by one year so when people say are you communications with your banks? Sure we are! We just went through an extension with them. They’ve seen everything that we had to show them and agreed to that extension, which basically kept the agreement the same just pushed it out one more year. Thank you very much for your attention and your interest in Tidewater.

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